Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE

OF INCORPORATION

OF

CLEAN DIESEL TECHNOLOGIES, INC.

Clean Diesel Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby does certify that:

FIRST: The name of the corporation is Clean Diesel Technologies, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 19, 1994. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 21, 2007 (the “Restated Certificate”). A Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of Delaware on June 15, 2007. A second Certificate of Amendment to the Restated Certificate was filed with the Secretary of State of Delaware on October 14, 2010. A third Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 23, 2012. A fourth Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 12, 2016. A fifth Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 21, 2016. A sixth Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 16, 2016.

SECOND: The Board of Directors of the Corporation, on February 22, 2018, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate, as heretofore amended, declaring said amendment to be advisable and in the best interests of the Corporation and adopting said amendment in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: Article 1 of the Restated Certificate is hereby amended to read in its entirety as follows:

“1.  The name of the corporation is

CDTI Advanced Materials, Inc.”

FOURTH: The Restated Certificate is hereby ratified and confirmed in all other respects.

FIFTH: This Certificate of Amendment shall be effective as of 5:00 p.m. Eastern Time on March 9, 2018.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be duly executed this 7th day of March, 2018.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ Matthew Beale
	Name:	Matthew Beale
	Title:	Chief Executive Officer